EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Series Portfolios Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Series Portfolios Trust for the period ended February 28, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Series Portfolios Trust for the stated period.

/s/ Ryan L. Roell		/s/ Douglas Schafer
Ryan L. Roell Principal Executive Officer, Series Portfolios Trust		Douglas Schafer Principal Financial Officer, Series Portfolios Trust

Dated:	5/4/2026	Dated:	5/4/2026

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Series Portfolios Trust for purposes of Section 18 of the Securities Exchange Act of 1934.